Exhibit 99.1

Concur to Offer $350 Million Convertible Senior Notes due 2018

Bellevue, Wash. – May 28, 2013 – Concur (NASDAQ: CNQR) announced today that it proposes to offer $350 million aggregate principal amount of convertible senior notes, subject to market conditions and other factors. The notes would be due in 2018 and are to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Concur also intends to grant to the initial purchasers of the notes an option to purchase up to an additional $52.5 million aggregate principal amount of notes, solely to cover over-allotments.

The notes will be unsecured, unsubordinated obligations of Concur, and interest will be payable semi-annually. The notes will be convertible, subject to certain conditions, into cash up to the principal amount of the notes and, with respect to any excess conversion value, into shares of Concur common stock. The interest rate, conversion rate, offering price and other terms are to be determined by negotiations between Concur and the initial purchasers.

In connection with the offering, Concur expects to enter into convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates (the “hedge counterparties”), and expects to use a portion of the net proceeds from this offering to pay for the convertible note hedge transactions. Concur also expects to enter into separate warrant transactions with the hedge counterparties, and to use the proceeds of those warrant transactions to partially offset the cost of the convertible note hedge transactions. In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties have advised Concur that they or their affiliates may enter into various derivative transactions with respect to the common stock of Concur and/or purchase common stock of Concur concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of Concur’s common stock concurrently with or after the pricing of the notes. In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Concur’s common stock and/or purchasing or selling Concur’s common stock or other securities linked to or referencing Concur’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. In particular, such hedge modification transactions are likely to occur during any averaging period for a conversion of notes. This activity could also cause or avoid an increase or a decrease in the market price of Concur’s common stock or the notes, which could affect the ability of holders of the notes to convert their notes and, to the extent the activity occurs during any averaging period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that holders of notes will receive upon conversion of the notes.

Concur expects to use the net proceeds of the convertible note offering and the proceeds of the warrant transaction for general corporate purposes, including potential acquisitions and strategic transactions. In addition, Concur expects to use a portion of the proceeds to fund the cost of the convertible note hedge transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Concur common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The notes and any shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement:

The statements in this release relating to the terms and timing of the proposed offering and the expected use of proceeds from the offering are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Concur will offer the notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the notes, which could differ based upon market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally.

Stockholders of Concur are cautioned not to place undue reliance on its forward-looking statements, which speak only as of the date such statements are made. Concur does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 28, 2013 press release, or to reflect the occurrence of unanticipated events.

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Investor Contact:

Todd Friedman, Concur, +1-415-401-1205, Todd.Friedman@concur.com.